UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 Date of Report
                                 August 2, 2004
                        (Date of earliest event reported)


                              CAVALIER HOMES, INC.
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)




            1-9792                                         63-0949734
----------------------------------------       ---------------------------------
     (Commission File No.)                     (IRS Employer Identification No.)



     32 Wilson Boulevard 100
         Addison, Alabama                                    35540
----------------------------------------       ---------------------------------
(Address of principal executive offices)                   (Zip Code)




                                  (256) 747-9800
                       ---------------------------------------
                 (Registrant's telephone number, including area code)

  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
             ------------------------------------------------------------------


        (c) EXHIBITS.

                Exhibit 99.1     Press Release dated August 2, 2004.

Item 12.     Disclosure of Results of Operations and Financial Condition.
             -----------------------------------------------------------


                  On August 2, 2004, Cavalier Homes, Inc. (the "Company") announced its financial results for the quarter ended June 26, 2004. The full text of the press release is set forth in Exhibit 99.1 hereto. The information in this report, including the exhibit hereto, is deemed "furnished" not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                               CAVALIER HOMES, INC.
                                                   (Registrant)


Date: August 2, 2004              By         /s/ Michael R. Murphy
                                    --------------------------------------------
                                                 Michael R. Murphy
                                             Its Chief Financial Officer

                                  Exhibit Index
                                  -------------

Exhibit                       Description
-------                       -----------

99.1                          Text of Press Release dated August 2, 2004.

                                                              Exhibit 99.1

                                 From:                Cavalier Homes, Inc.
                                 Approved by:         David Roberson
                                 Subject:             Second Quarter Results
                                 Contact:             Mike Murphy (256) 747-9800




                    CAVALIER ANNOUNCES SECOND QUARTER RESULTS


Addison,  Ala. (August 2, 2004) - Cavalier Homes,  Inc. (Amex:  CAV) today announced  financial  results for the second quarter and six months ended
June 26, 2004.  A summary of the Company's report follows (in thousands, except per share amounts):
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

                                                         Second Quarter Ended                Six Months Ended
                                                   -----------------------------      -----------------------------
                                                    June 26,          June 28,          June 26,         June 28,
                                                      2004              2003              2004             2003
                                                   -----------       -----------      -----------       -----------
Revenue                                            $    53,867       $    68,721      $    98,121       $   127,932
Loss before income taxes                                  (590)             (409)          (2,472)           (6,591)
Income tax provision                                         9                --                9                --
                                                   -----------       -----------      -----------       -----------
Net loss                                           $      (599)      $      (409)     $    (2,481)      $    (6,591)
                                                   ===========       ===========      ===========       ===========
Net loss per share, basic and diluted              $     (0.03)      $     (0.02)     $     (0.14)      $     (0.37)
                                                   ===========       ===========      ===========       ===========
Weighted average shares outstanding,
   basic and diluted                                    17,895            17,666           17,800            17,666
                                                   ===========       ===========      ===========       ===========

         Commenting on the results, David Roberson, President and Chief Executive Officer, said, "Although Cavalier has been successful in narrowing its losses year over year, the Company and other industry participants continued to face a difficult operating environment in the second quarter. As we explained in our revised outlook for the quarter, industry shipments weakened following a promising upturn in March. This weakness was particularly evident in many of the southeastern states that represent our most significant markets. In our view, this reflects a number of factors, including the recent contraction in retail lending capacity for manufactured housing customers, especially those seeking chattel financing - an important source of funding for a sizable portion of our customers. Floor plan financing also has remained a challenge for many dealers, hampering their ability to replenish inventories. As these factors have worked to hold back manufactured home sales, substantially higher commodity prices for steel, lumber and other materials have forced home prices higher. While commodity costs appear to have stabilized in recent weeks, they continue to place additional pressure on margins and selling prices."

         Revenue for the second quarter declined 22% from the same period last year. The entire decline was attributable to lower home manufacturing sales, the largest component of revenue, which fell to $51,226,000 for the quarter versus $66,034,000 for the second quarter of 2003. Floor shipments declined 27% to 2,579 floors in the second quarter of 2004 versus 3,549 floors in the same period last year. Revenue from retail sales and financial services were essentially unchanged quarter over quarter.

         Gross profit for the second quarter declined $2,185,000 to $8,719,000 from $10,904,000 due to lower shipment volume for the period. Gross margin for the second quarter, however, improved to 16.2% versus 15.9% in the same quarter last year primarily because of the run-off of costs related to closed facilities, which, together with higher selling prices, more than offset the effect of the recent rise in the cost of raw materials. During the second quarter, selling, general and administrative expenses declined $1,865,000 to $9,279,000 from $11,144,000 in the year-earlier period and also reflected primarily the elimination of significant trailing costs from closed facilities; selling, general and administrative expenses were 17% of revenue in the second quarter of 2004 versus 16% in the second quarter of 2003. The Company had no impairment charges in the second quarter of 2004, but did incur $54,000 in impairment and other related charges in the year-earlier period.

         Cavalier's revenue for the first half of 2004 declined 23% compared with the first half of 2003 as home manufacturing sales fell 24% to $93,408,000 for the year-to-date period versus $123,249,000 in the same period last year. First half shipments declined 29% to 4,699 floors compared with 6,643 floors in the first six months of 2003.

         Gross profit for the first half of 2004 declined $1,428,000 to $16,311,000 from $17,739,000 due to lower shipment volume for the period. Gross margin for the first six months of 2004 increased to 16.6% versus 13.9% in the same period last year, again reflecting mainly the run-off of costs related to closed facilities and higher selling prices, which more than offset price increases in many raw materials. During the first half of 2004, selling, general and administrative expenses declined 22% to $18,656,000 from $23,961,000 in the year-earlier period, mainly as the Company incurred lower costs from closed facilities in the 2004 year-to-date period; selling, general and administrative expenses were 19% of revenue in both the first half of 2004 and 2003.

         "Despite the challenges we continue to face, we believe Cavalier has demonstrated solid progress in an ongoing effort to right-size its business," Roberson said in conclusion. "We have reduced our break-even level significantly with more efficient manufacturing strategies, we have cut operating expenses substantially, and we have remained intently focused on the task of enhancing the value and appeal of our homes. We think these steps will sharpen our competitive position in the marketplace and enable us to work toward our goal of returning to profitability."

         Mike Murphy, Cavalier's Chief Financial Officer, added comments on the Company's financial position. He noted that Cavalier ended the second quarter with cash totaling $17,821,000 versus $25,491,000 at the same time last year. Inventories increased to $16,741,000 at June 26, 2004, from $13,321,000 at the end of the second quarter last year, primarily reflecting higher costs of raw materials, as well as increased stocks related to new home models and to compensate for longer lead times on certain materials that are now in relatively short supply. Dealer inventory, including inventory at company-owned retail sales centers, declined 25% to approximately $98,000,000 from $130,000,000 a year ago, but was up slightly from $97,000,000 in the first quarter of 2004.

         Cavalier Homes, Inc. and its subsidiaries produce, sell, and finance manufactured housing. The Company markets its homes primarily through independent dealers, including exclusive dealers that carry only Cavalier products, and provides financial services primarily to retail purchasers of manufactured homes sold through its dealer network. A public, listen-only simulcast of Cavalier Homes' second quarter conference call will begin at 9:30 a.m. Eastern Daylight Time tomorrow (August 3, 2004) and may be accessed via the Company's web site, www.cavhomesinc.com, or at www.viavid.com. Investors are invited to access the simulcast at least 10 minutes before the start time in order to complete a brief registration form. A replay of this call will be available shortly after the call using this same link and will continue until September 3, 2004.



With the exception of historical information, the statements made in this press release, including those containing the words "believe," "know," "will," and words of similar import, and those relating to industry trends and conditions,
Cavalier's expectations for its results of operations in future periods, acceptance of Cavalier's new product initiatives and the effect of these and other steps taken in the last several years on Cavalier's future sales and earnings, and Cavalier's plans and expectations for addressing current and future industry and business conditions, constitute forward-looking statements, are based upon current expectations, and are made pursuant to the "Safe Harbor"
provisions of the Private Securities Litigation Reform Act of 1995. Such
forward-looking statements involve certain known and unknown assumptions, risks and uncertainties that could cause actual results to differ materially from those included in or contemplated by the statements, including among other matters, significant competitive activity, including promotional and price competition; interest rates; increases in raw material and energy costs; changes in customer demand for Cavalier's products; inherent risks in the market place associated with new products and new product lines; and other risk factors listed from time to time in Cavalier's reports filed with the Securities and
Exchange Commission, including, but not limited to, those discussed or indicated
in Cavalier's Annual Report on Form 10-K for the period ended December 31, 2003, under the heading "Item 1. Business-Risk Factors," and its Quarterly Report on
Form 10-Q for the period ended March 27, 2004, under the heading "Safe Harbor
Statement under the Private Litigation Reform Act of 1995," as filed with the
Securities and Exchange Commission. Cavalier disclaims any obligation to update any forward-looking statements as a result of developments occurring after the issuance of this press release.
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                              Cavalier Homes, Inc.
                             Data Sheet - Unaudited
                    (In thousands, except per share amounts)

                                                       Second Quarter Ended                Six Months Ended
                                                   -----------------------------    ------------------------------
                                                      June 26,       June 28,          June 26,         June 28,
STATEMENT OF INCOME SUMMARY                             2004           2003              2004             2003
                                                   -------------  --------------    -------------    -------------
Home manufacturing net sales                       $      51,226  $       66,034    $      93,408    $     123,249
Financial services                                           679             728            1,221            1,356
Retail                                                     1,962           1,959            3,492            3,327
                                                   -------------  --------------    -------------    -------------
   Total revenue                                   $      53,867  $       68,721    $      98,121    $     127,932
                                                   =============  ==============    =============    =============
Cost of sales                                             45,148          57,817           81,810          110,193
                                                   -------------  --------------    -------------    -------------
   Gross profit                                            8,719          10,904           16,311           17,739

Selling, general and administrative                        9,279          11,144           18,656           23,961
Impairment and other related charges                          --              54               --               54
                                                   -------------  --------------    -------------    -------------
Operating loss                                              (560)           (294)          (2,345)          (6,276)
                                                   -------------  --------------    -------------    -------------
Other income (expense):
   Interest expense                                         (311)           (278)            (589)            (561)
   Other, net                                                281             163              462              246
                                                   -------------  --------------    -------------    -------------
                                                             (30)           (115)            (127)            (315)
                                                   -------------  --------------    -------------    -------------
Loss before income taxes                                    (590)           (409)          (2,472)          (6,591)
Income tax provision                                           9              --                9               --
                                                   -------------  --------------    -------------    -------------
Net loss                                           $        (599) $         (409)   $      (2,481)   $      (6,591)
                                                   =============  ==============    =============    =============

Basic and diluted loss per share                           (0.03) $       (0.02)    $       (0.14)   $       (0.37)
                                                   =============  =============     =============    =============

Basic and diluted weighted average shares
   outstanding                                            17,895          17,666           17,800           17,666
                                                   =============  ==============    =============    =============

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                         Cavalier Homes, Inc. Data Sheet - Unaudited (Continued)
                                 (In thousands, except per share amounts)

                                                       Second Quarter Ended                Six Months Ended
                                                   -----------------------------    ------------------------------
OPERATING DATA SUMMARY                                June 26,       June 28,         June 26,          June 28,
Manufacturing sales:                                    2004           2003             2004              2003
                                                   -------------  --------------    -------------    -------------
Floor shipments                                            2,579           3,549            4,699            6,643
Home shipments:
     Single section                                          212             285              373              503
     Multi-section                                         1,172           1,632            2,151            3,070
                                                   -------------  --------------    -------------    -------------
Total shipments                                            1,384           1,917            2,524            3,573
Shipments to company-owned retail locations                  (47)            (35)             (88)             (53)
                                                   -------------  --------------    -------------    -------------
Wholesale shipments to independent retailers               1,337           1,882            2,436            3,520
                                                   =============  ==============    =============    =============

Retail sales:
     Single section                                           16              14               24               23
     Multi-section                                            35              35               62               65
                                                   -------------  --------------    -------------    -------------
Total sales                                                   51              49               86               88
                                                   =============  ==============    =============    =============
Cavalier produced homes sold                                  43              44               75               76
                                                   =============  ==============    =============    =============
Used homes sold                                                8               5               11               12
                                                   =============  ==============    =============    =============
Independent exclusive dealer locations                       123             168              123              168
Company-owned stores                                           3               3                3                3
Home manufacturing facilities -- operating                     7               7                7                7
Installment loan purchases                         $      10,726  $       11,021    $      17,934    $      20,159

BALANCE SHEET SUMMARY
Cash and cash equivalents                                                           $      17,821    $      25,491
Accounts receivable, less allowance for losses                                              8,317           11,937
Inventories                                                                                16,741           13,321
Other current assets                                                                        5,295            7,278
                                                                                    -------------    -------------
   Total current assets                                                                    48,174           58,027
                                                                                    -------------    -------------
Property, plant and equipment, net                                                         35,671           45,474
Installment contracts receivable, less allowance for credit losses                          6,573            5,212
Other assets                                                                                3,583            2,938
                                                                                    -------------    -------------
   Total assets                                                                     $      94,001    $     111,651
                                                                                    =============    =============

Current portion of long-term debt                                                   $       1,794    $       1,390
Other current liabilities                                                                  39,717           51,191
                                                                                    -------------    -------------
   Total current liabilities                                                               41,511           52,581
                                                                                    -------------    -------------
Long-term debt                                                                             11,952           18,586
Other long-term liabilities                                                                 1,164            1,539
Stockholders' equity                                                                       39,374           38,945
                                                                                    -------------    -------------
   Total liabilities and stockholders' equity                                       $      94,001    $     111,651
                                                                                    =============    =============

OTHER INFORMATION
Working capital                                                                     $       6,663    $       5,446
Current ratio                                                                            1.2 to 1         1.1 to 1
Ratio of long-term debt to equity                                                          1 to 3           1 to 2
CIS installment loan portfolio                                                      $      11,011    $      11,169
Number of shares outstanding                                                               17,932           17,666
Stockholders' equity per share                                                      $        2.20    $        2.20

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